Exhibit 99.1
For More Information Contact:
MEDIA CONTACTS:
 Amy Reilly
 Associate Director, Public Affairs
 Biogen Idec
 Tel: (617) 914-6524
INVESTOR CONTACTS:
 Eric Hoffman,
 Director, Investor Relations
 Biogen Idec
 Tel: (617) 679-2812
BIOGEN IDEC NAMES HANS PETER HASLER CHIEF OPERATING OFFICER
CAMBRIDGE, MA — May 29, 2008 — Biogen Idec (Nasdaq: BIIB) today named Hans Peter Hasler Chief Operating Officer (COO) of the company. Mr. Hasler, age 52, has served as Executive Vice President, Global Neurology and Head of International. In his new role, Mr. Hasler will oversee all commercial operations as well as the company’s business development function.
“In view of the continued expansion of our commercial businesses, and the advances of our extensive pipeline, it is important to further integrate Biogen Idec’s commercial units,” said James C. Mullen, Biogen Idec’s Chief Executive Officer. “Bringing together these businesses to enhance our commercial and new product opportunities on a global basis is a logical step in the continued implementation of our growth strategy — and Hans Peter Hasler is the ideal person to fill this new organizational role. Over the last few years, Hans Peter has led the great success and growth of our business outside the U.S. I am confident that we will continue meeting and exceeding our goals under his strong and capable leadership.”
Since assuming responsibilities for Biogen Idec’s International business in 2003, the company’s sales outside the U.S. have grown at a compound annual rate of 23 percent between 2004 and 2007. A stated strategic goal of Biogen Idec is to continue the geographic diversification of the company’s revenue base, with more than 40 percent of revenue coming from our International business by the end of year 2010.
Hans Peter Hasler joined Biogen in 2001 from Wyeth Pharmaceuticals where he worked for eight years, serving since 1998 as Senior Vice President, Head of Global Strategic Marketing. He was also a member of the Wyeth Executive Committee and Chair of the Commercial Council.
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Page 2 Biogen Idec Names Hans Peter Hasler Chief Operating Officer
From 1993 to 1998, he served in senior management capacities, including Managing Director of Wyeth Group, Germany; General Manager of Wyeth in Switzerland; and General Manager of Central Eastern Europe. Prior to joining Wyeth, Mr. Hasler held several positions at Abbott AG and Sanofi Pharma AG in Switzerland.
About Biogen Idec
Biogen Idec creates new standards of care in therapeutic areas with high unmet medical needs. Founded in 1978, Biogen Idec is a global leader in the discovery, development, manufacturing, and commercialization of innovative therapies. Patients in more than 90 countries benefit from Biogen Idec’s significant products that address diseases such as lymphoma, multiple sclerosis, and rheumatoid arthritis. For product labeling, press releases and additional information about the company, please visit www.biogenidec.com.
Safe Harbor
This press release contains forward-looking statements, which appear in the comments from James Mullen, our CEO, and in the description of our strategic goals. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from that which we expect. Important factors that could cause our actual results to differ include our continued dependence on our two principal products, AVONEX® (Interferon beta-1a) and RITUXAN® (rituximab), the uncertainty of success in commercializing other products including TYSABRI® (natalizumab), the occurrence of adverse safety events with our products, the consequences of the nomination of directors for election to our Board by an activist shareholder, the failure to execute our growth strategy successfully or to compete effectively in our markets, our dependence on collaborations over which we may not always have full control, possible adverse impact of government regulation and changes in the availability of reimbursement for our products, problems with our manufacturing processes and our reliance on third parties, fluctuations in our operating results, our ability to protect our intellectual property rights and the cost of doing so, the risks of doing business internationally and the other risks and uncertainties that are described in Item 1.A. Risk Factors in our reports on Form 10-K and Form 10-Q and in other periodic and current reports we file with the SEC. These forward-looking statements speak only as of the date of this press release, and we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.
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